                                                                      EXHIBIT 21

                    SUBSIDIARIES OF SIGNATURE RESORTS, INC.

NAME                                    JURISDICTION OF ORGANIZATION
----                                    ----------------------------
AKGI Lake Tahoe
 Investments, Inc. ........  California
AKGI Poipu Investments,
 Inc. .....................  California
AKGI--St. Maarten NV.......  Delaware/Netherlands Antilles (dually incorporated)
All Seasons Construction,
 Inc. .....................  Pennsylvania
All Seasons Realty, Inc. ..  Idaho
All Seasons Resorts, Inc. .  Washington
Argosy Grand Beach, Inc. ..  Georgia
Argosy Hilton Head, Inc. ..  Georgia
Argosy/KGI Grand Beach
 Investment Partnership....  California (general partnership)
Argosy/KGI Poipu Investment
 Partners, L.P. ...........  Hawaii
Argosy/KGI Port Royal
 Partners..................  South Carolina (general partnership)
Argosy Partners, Inc. .....  Georgia
AVCOM International, Inc. .  Delaware
Grand Beach Partners,
 L.P. .....................  California
Grand Beach Resort, Limited
 Partnership...............  Georgia
Greensprings Associates....  Virginia (joint venture)
Greensprings Plantation
 Resorts, Inc..............  Virginia
KGI Grand Beach
 Investments, Inc. ........  California
KGI Port Royal, Inc. ......  California
KGK Lake Tahoe Development,
 Inc. .....................  California
Lake Tahoe Resort Partners,
 LLC.......................  California
Plantation Resorts Group,
 Inc.......................  Virginia
Port Royal Resort, L.P. ...  South Carolina
Powhatan Associates........  Virginia (joint venture)
Premier Resort Management,
 Inc. .....................  Georgia
Resort Management
 International, Inc. ......  California
Resort Management
 International, Inc. ......  Georgia
Resort Marketing
 International, Inc. ......  California
The Ridge Spa and Racquet
 Club, Inc. ...............  Arizona
RKG, Corp..................  Virginia
RPM Management, Inc. ......  Arizona
Williamsburg Vacations,
 Inc.......................  Virginia